Exhibit 99.1

ASP Isotopes Announces Quantum Leap Energy is Evaluating Metal Conversion Opportunities in Namibia

DALLAS, August 18, 2026 – ASP Isotopes Inc. (NASDAQ: ASPI) (“ASPI”) today announced that Quantum Leap Energy LLC (“we,” "QLE" or the "Company"), a wholly-owned subsidiary of ASPI dedicated to advancing innovative technologies and processes across critical segments of the fission and fusion nuclear fuel cycle, is evaluating metal conversion opportunities in Namibia.

As part of this evaluation, a public environmental and social impact assessment and consultation process has commenced for a proposed pilot-scale hydrofluorination and fluorination facility in the Walvis Bay area of Namibia. The proposed facility would be used to develop, test and demonstrate hydrofluorination and fluorination processes for metals.

In accordance with Namibian regulatory requirements, public consultation notices have been published through customary local channels, including in the Republikein, Allgemeine Zeitung, and The Namibian newspapers.

The evaluation remains at an early stage, and no final investment decision has been made. Any future development would be subject to technical, commercial, environmental and regulatory review and approvals.

About Quantum Leap Energy

Quantum Leap Energy is a development stage nuclear fuels company dedicated to advancing innovative technologies and processes across critical segments of the nuclear fuel cycle. The company focuses on uranium conversion, enrichment of uranium-235 for nuclear fuel production (HALEU, LEU+ and LEU), and isotopic separation of lithium-6 and lithium-7, as well as radioactive waste treatment technologies. Through exclusive global rights to proprietary Aerodynamic Separation Process (ASP) and laser-based Quantum Enrichment (QE) technologies, Quantum Leap Energy aims to address perceived gaps in the nuclear fuel supply chain for advanced nuclear reactors, small modular reactors, and fusion systems. The company has established strategic partnerships or commercial initiatives and relationships with industry leaders including TerraPower, Fermi America, and the South Africa Nuclear Energy Corporation (Necsa) to accelerate the commercialization of critical isotopes essential for next-generation nuclear energy systems. *The company has not applied its enrichment technologies to the enrichment of U-235, nor received permission or regulatory approval to conduct testing of our enrichment technologies on U-235, except for the activities contemplated by the services contract with Necsa. For additional information, please visit: https://www.qleapenergy.com/.

About ASP Isotopes Inc.

ASP Isotopes is an advanced materials company dedicated to the development of a differentiated isotope enrichment platform to strengthen global supply chain access to critical materials used in nuclear medicine, next-generation semiconductors, and nuclear energy. The Company’s proprietary technologies, the Aerodynamic Separation Process (“ASP technology”) and Quantum Enrichment (“QE technology”), are designed to enable the production of isotopes for a range of industrial and advanced technology applications. ASP Isotopes operates isotope enrichment facilities in Pretoria, South Africa, focused on the enrichment of low atomic mass elements, or light isotopes. For more information, please visit www.aspisotopes.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on ASPI’s current beliefs, expectations, and assumptions regarding the future of its business, as well as the business of its subsidiaries, including, without limitation, QLE, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements can be identified by words such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “projects,” “will,” “may,” “might,” and words of a similar nature. Examples of forward-looking statements include, but are not limited to, statements we make regarding a potential pilot-scale hydrofluorination and fluorination facility in Namibia. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Actual results, financial condition, and events may differ materially from those indicated in the forward-looking statements based upon a number of factors. Forward-looking statements are not a guarantee of future performance or developments. You are strongly cautioned that reliance on any forward-looking statements involves known and unknown risks and uncertainties. Therefore, you should not rely on any of these forward-looking statements. There are many important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, but not limited to: the outcomes of various strategies and projects undertaken by ASPI and QLE; the potential impact of laws or government regulations or policies in South Africa, the United Kingdom or elsewhere; QLE’s future capital requirements and sources and uses of cash; QLE’s ability to obtain funding for its operations and future growth; QLE’s reliance on the efforts of third parties; QLE’s ability to complete the construction and commissioning of its enrichment plants or to commercialize isotopes using the ASP technology or the Quantum Enrichment Process; QLE’s ability to obtain regulatory approvals for the production and distribution of isotopes; the financial terms of any current and future commercial arrangements; QLE’s ability to complete certain transactions and realize anticipated benefits from acquisitions and contracts; dependence on QLE’s Intellectual Property (IP) rights, certain IP rights of third parties; the competitive nature of QLE’s industry; and the factors disclosed in Part I, Item 1A. “Risk Factors” of ASPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (as amended) and in ASPI’s subsequent reports and filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. No information in this press release should be interpreted as an indication of future success, revenues, results of operation, or stock price. All forward-looking statements herein are qualified by reference to the cautionary statements set forth herein and should not be relied upon.

QLE Contact
QLE@icrinc.com

ASPI Contact
IR@ASPIsotopes.com